UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                         _______________


                             FORM 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

                         _______________



Date of Report (Date of earliest event reported): May 11, 1998



                          SERAGEN, INC.
      (Exact name of registrant as specified in its charter)


  DELAWARE                      0-19855                 04-2662345
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


        97 South Street, Hopkinton, Massachusetts  01748
       (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (508) 435-2331

Item 5.  Other Events.

Settlement Agreement

          Effective as of May 1, 1998, the Registrant entered into a Settlement Agreement (the "Seragen Canada Settlement Agreement") with its Canadian affiliate, Seragen Biopharmaceuticals Ltd./Seragen Biopharmaceutique Ltee ("Seragen Canada"), and Sofinov Societe Financiere d'Innovation Inc., Societe Inovatech du Grand Montreal, MDS Health Ventures Inc., Canadian Medical Discoveries Fund Inc., Royal Bank Capital Corporation, and Health Care and Biotechnology Venture Fund (collectively, the "Investor Shareholders"). The Seragen Canada Settlement Agreement provides for the purchase by Seragen Canada of all shares of Seragen Canada capital stock currently held by the Investor Shareholders for an aggregate amount equal to Seragen Canada's cash and liquid investments on hand after the payment of specified expenses. As of February 28, 1998, Seragen Canada held approximately $9,400,000 in cash and liquid investments. Such purchase transaction is expected to occur on or prior to June 15, 1998. Upon the consummation of Seragen Canada's purchase of the Investor Shareholders' Seragen Canada shares, mutual releases among the Registrant, Seragen Canada, and the Investor Shareholders will become effective and a November 22, 1995 Shareholders Agreement and other specified agreements executed in connection with the original organization of Seragen Canada in November 1995 will be terminated. The Seragen Canada Settlement Agreement also provides for issuance by the Registrant of an aggregate of $2,400,000 worth of its common stock upon the later to occur of (a) the closing date for Seragen Canada's purchase of the Investor Shareholders' Seragen Canada shares and (b) the earliest to occur of (i) an offering by the Registrant of additional shares of its capital stock with net proceeds to the Registrant of $10,000,000, (ii) the consummation of a disposition of the Registrant, whether by way of a merger or otherwise, or substantially all of the Registrant's assets, and (iii) January 31, 1999, subject to certain qualifications. The Investor Shareholders are accorded certain registration rights with respect to the shares of the Registrant's common stock to be issued to them.


Agreement to be Acquired

          On May 11, 1998, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Ligand Pharmaceuticals Incorporated ("Ligand") and its wholly-owned special purpose subsidiary Knight Acquisition Corporation ("Merger Sub"). The Merger Agreement provides for the merger, subject to approval by the Registrant's shareholders entitled to vote thereon, of Merger Sub into the Registrant with the result that the Registrant will become a wholly-owned subsidiary of Ligand. In connection with the execution and delivery of the Merger Agreement, shareholders of the Registrant holding between 55 and 59 percent of the voting power of the Registrant's outstanding voting capital stock, including all officers and directors of the Registrant, entered into agreements with Ligand, which agreements are supported by irrevocable proxies, to vote their shares in favor of the transactions contemplated by the Merger Agreement and against competing proposals.

          In connection with the execution and delivery of the Merger Agreement, the Registrant and its subsidiary Seragen Technology, Inc. ("STI") entered into an Accord and Satisfaction Agreement, dated as of May 11, 1998 (the "Accord Agreement"), with certain creditors and preferred shareholders of the Registrant. Pursuant to the Accord Agreement, the parties thereto other than the Registrant and STI agreed to accept merger consideration allocated to them pursuant to the Merger Agreement as full and complete satisfaction of certain of their rights and claims against the Registrant and STI.

          Simultaneously with the execution and delivery of the Merger Agreement, Ligand entered into an Option and Asset Purchase Agreement, dated May 11, 1998 (the "Marathon Purchase Agreement"), with Marathon Biopharmaceuticals LLC ("Marathon"), 520 Commonwealth Avenue Real Estate Corporation ("520 Commonwealth"), and 660 Corporation ("660 Corp.") providing for the purchase by Ligand of substantially all of the assets of Marathon on or before January 31, 1999, but in any event not earlier than the closing of the transactions contemplated by the Merger Agreement. Marathon provides manufacturing, clinical trial, and product research and development services to the Registrant pursuant to a Service Agreement, dated as of February 14, 1997, as amended (the "Service Agreement"), between the Registrant and Trustees of Boston University.

          In connection with the execution and delivery of the Merger Agreement and the Marathon Purchase Agreement, the Registrant, Ligand, Marathon, 520 Commonwealth, and 660 Corp. entered into an Extension Option Agreement, dated May 11, 1998 (the "Extension Option Agreement"), providing each of the Registrant and Ligand with the right to extend the termination dates of the Merger Agreement and the Marathon Purchase Agreement in certain circumstances.

          The Registrant and Ligand issued a joint press release on May 11, 1998, announcing the signing of the Merger Agreement and related agreements. A copy of the press release is included as an exhibit hereto.


          Merger Agreement

          The Merger Agreement provides for Merger Sub to be merged into the Registrant, with the Registrant as the surviving corporation in the merger (the "Surviving Corporation"). In connection with the consummation of the merger (the "Merger Closing"), Ligand will deliver cash and shares of its common stock to the shareholders and certain creditors of the Registrant, thereby extinguishing the interest of the Registrant's existing shareholders in the Registrant. At the same time, the shares of the Merger Sub will be converted into shares of the Surviving Corporation, with the result that the Surviving Corporation will be a wholly-owned subsidiary of Ligand following the Merger Closing. Existing shareholders of the Registrant who dissent from the merger transaction may, under Delaware law, pursue appraisal rights if they so choose.

          The Merger Agreement provides for a total payment by Ligand to the Registrant's shareholders and creditors of $67,000,000, with a portion of this amount payable only upon certain conditions, as described below. Of this, Ligand will pay $30,000,000 at the Merger Closing, payable in the form of cash in the amount of $4,000,000 and shares of Ligand common stock in the amount of $26,000,000 (the "Closing Consideration"). The cash portion of the Closing Consideration will be used primarily to satisfy accounts payable and certain other obligations of the Registrant. Ligand may, at its option, increase the amount of cash payable at the Merger Closing to satisfy certain of the Registrant's payables, in which case the amount of stock consideration included in the Closing Consideration will be correspondingly reduced. The shares of Ligand common stock to be delivered by Ligand at the Merger Closing will be valued at $13.9875 per share, which is based on the trailing average market price for the five trading days prior to May 11, 1998, the date on which the Merger Agreement was executed.

          The remaining $37,000,000 of the merger consideration (the "Milestone Consideration"; the Closing Consideration and Milestone Consideration together, the "Merger Consideration") will be paid by Ligand six months following the receipt by the Surviving Corporation of FDA approval for the marketing, distribution and selling of DAB389IL-2 in the United States for CTCL if such approval is supported to any material extent by clinical and development efforts of the Registrant prior to the consummation of the merger. The Milestone Consideration will, however, only be payable by Ligand if the required FDA approval is obtained within two years of the Merger Closing; otherwise, Ligand is relieved of any obligation to pay the Milestone Consideration. Ligand may pay the Milestone Consideration in the form of cash or Ligand common stock or a combination thereof. Any stock delivered as part of the Milestone Consideration will be valued on a trailing average market price for the ten trading days prior to issuance.

          Ligand has agreed to take certain steps following the consummation of the merger to facilitate the required approval of DAB389IL-2. Those steps include, among other things, the conduct of certain additional tests and studies necessary to obtain such approval, and the avoidance of any changes in the operations, personnel and facilities of Marathon if such changes could be expected to adversely affect the prospects for FDA approval. More generally, Ligand has agreed to use commercially reasonable efforts to take all actions after the Merger Closing that are necessary or appropriate to obtain the required FDA approval of DAB389IL-2 by the second anniversary of the Merger Closing.

          The Merger Consideration is to be distributed first to the holders of Registrant's common stock and Series D preferred stock, next to certain creditors of the Registrant, and finally to the preferred shareholders and certain other creditors of the Registrant, all as set forth in Section 1.7 of the Merger Agreement. The holders of the Registrant's common stock and Series D preferred stock are entitled to receive for each share of Registrant common stock (for purposes of this distribution, shares of Series D preferred stock will be deemed to have been converted into the number of shares of common stock of the Registrant that such shares of Series D preferred stock would have been converted into had the conversion been effected immediately prior to the effective date of the merger) (a) in connection with the Merger Closing,

0.035746 shares of common stock of Ligand and, (b) if and only if the Milestone Consideration is paid, cash or Ligand stock, as applicable, valued at $0.23.

          Certain creditors and obligees of the Registrant, including United States Surgical Corporation and, to the extent of amounts payable by the Registrant pursuant to the Service Agreement, Boston University and Marathon, are entitled to receive a fixed amount of Merger Consideration in satisfaction of the Registrant's obligations to such creditors and obligees. The holders of the Registrant's Series B preferred shares, the Registrant's executive officers, and the Registrant's financial advisers will receive the amount of Merger Consideration remaining after the distribution to the holders of the Registrant's common stock and Series D preferred stock and the satisfaction of the Registrant's financial obligations as of the Merger Closing. These distribution arrangements are reflected in Section 1.7 of the Merger Agreement.

          Ligand common stock to be delivered as part of the Merger Consideration is required to be registered under federal securities laws so as to permit immediate resale of the shares, subject to prospectus delivery requirements under applicable SEC rules and certain trading volume limitations that may be applicable under the SEC's Rule 145. Boston University will be prohibited from transferring Ligand common shares that it receives in the merger until the later of the second anniversary of the Merger Closing and the first anniversary of the issuance of such shares. The restrictions described in the foregoing sentence will not, however, apply to the Ligand common shares, if any, that Boston University receives in respect of approximately $5,900,000 owed to it and Marathon by the Registrant under the Service Agreement between the Registrant and Marathon. Executive officers of the Registrant and the Registrant's financial advisers, Lehman Brothers Inc. and Shoreline Pacific Institutional Finance ("Shoreline Pacific"), will be prohibited from transferring 50 percent and 100 percent, respectively, of the Ligand common shares that they receive in the merger until the ninetieth day following issuance. The right of Eli Lilly and Company ("Lilly") to transfer Ligand common shares that it receives as Merger Consideration will be restricted to the same extent as Ligand common shares previously issued to Lilly by Ligand.

          The Registrant provides certain representations and warranties regarding its business, financial condition, and assets. In general, representations and warranties given by the Registrant are given both as of the date of the Merger Agreement and as of the date of the Merger Closing.

          Ligand provides certain representations and warranties regarding its business, financial condition, and assets. In general, representations and warranties given by Ligand relating to its business and financial condition are given only as of the date of the Merger Agreement; representations and warranties given by Ligand relating to its ability to consummate the Merger Closing, such as the legal existence and authority of Ligand and Merger Sub, are given both as of the date of the Merger Agreement and the date of the Merger Closing.

          A number of covenants apply to the Registrant's conduct of its business between the date of the Merger Agreement and the Merger Closing. These covenants require the Registrant, among other things, to carry on its business only in the usual and ordinary course and impose restrictions on, among other things, the Registrant's ability to dispose of assets, enter into licenses of its intellectual property, satisfy payables other than in the ordinary course, or increase employee compensation.

          A $200,000 cash portion of the Closing Consideration will be placed in escrow with State Street Bank and Trust Company. In addition, revenues received by the Surviving Corporation after the Merger Closing that are attributable to the operation of the Registrant prior to the Merger Closing will be deposited in the escrow account. The escrow account will be used to pay certain obligations of the Surviving Corporation that are attributable to the operation of the Registrant prior to the Merger Closing. Any amounts remaining in the escrow account on the 120th day after the Merger Closing will be distributed as additional Closing Consideration to those persons receiving variable amounts of Closing Consideration under the Merger Agreement.

          The obligations of the Registrant, on the one hand, and Ligand and Merger Sub, on the other hand, to proceed with the consummation of the Merger are conditioned, among other things, upon the approval of the merger by the Registrant's stockholders, the receipt of required government approvals (including clearance under the Hart-Scott-Rodino Antitrust Improvements Act) and the effectiveness of Ligand's registration statement relating to the Ligand common shares to be issued as Merger Consideration. In addition, the approval of the transaction by the Public Charities Division of the Massachusetts Attorney General's office must be in full force and effect. The Registrant's obligations to consummate the merger are further conditioned on, among other things, the accuracy of Ligand's representations and warranties as of the date given and the satisfaction by Ligand of certain obligations to be satisfied by it by the Merger Closing. Ligand's obligation to consummate the merger is further conditioned on, among other things, the accuracy of the Registrant's representations and warranties as of the date given, the satisfaction by the Registrant of obligations to be satisfied by it by the Merger Closing, the absence of any general adverse development in the Registrant's business (other than an adverse development relating to the FDA's review of DAB389IL-2) resulting in a diminution of the value of the Registrant by $5,000,000 or more, the accuracy of Marathon's representations and warranties contained in the Marathon Purchase Agreement, the satisfaction by Marathon of all obligations to be satisfied by it pursuant to the Marathon Purchase Agreement by the Merger Closing, and no more than ten percent of the Registrant's outstanding capital stock being the subject of dissenters' or appraisal rights under Delaware law.

          The Registrant has agreed that it will not take any action to solicit or encourage a competing proposal; however, the board of the Registrant may engage in negotiations with, or disclose any nonpublic information relating to the Registrant or afford access to the properties, books or records of the Registrant to, any person or entity that informs the Registrant that it is considering making, or has made, a competing proposal.

          The Merger Agreement may be terminated by either the Registrant or Ligand if the Merger Closing has not occurred by January 31, 1999. However, each of the Registrant and Ligand is provided with an option to extend this expiration date subject to certain conditions, as described below in the summary of the Extension Option Agreement. In addition, the Merger Agreement may be terminated by either the Registrant or Ligand if, among other things, a final court order is entered prohibiting the merger, the Registrant's stockholders at a meeting of the Registrant's stockholders fail to approve the merger or approve a competing proposal, the other party breaches its obligations under the Merger Agreement and such breach is not promptly cured, or the other party becomes insolvent or seeks protection under the bankruptcy laws. Ligand also may terminate the Merger Agreement in the event any court order or applicable law would prohibit Ligand from owning its assets and the assets of the Registrant following the Merger Closing, in the event of an occurrence of any general adverse development in the Registrant's business (other than an adverse development relating to the FDA's review of DAB389IL-2) resulting in a diminution of the value of the Registrant by $5,000,000 or more, if any person purchases a majority of the Registrant's common stock, or if the Registrant's board of directors withdraws its recommendation in favor of the merger. The Registrant may terminate the Merger Agreement if it receives a competing proposal that the Registrant's board determines, after consultation with counsel, to recommend to the Registrant's stockholders in order to comply with the fiduciary duty of the board.

          Ligand is provided with the right to set off against Merger Consideration payable to those persons receiving variable amounts of Merger Consideration any damages that it may incur as a result of a breach of the Registrant's representations, warranties or covenants under the Merger Agreement. However, Ligand may pursue such a set off only to the extent its damages exceed an aggregate of $250,000, and in no event may the amount of set off exceed an aggregate of $2,900,000. Above the set off amount, Ligand is permitted to pursue claims against persons receiving variable amounts of Merger Consideration for damages as aforesaid, but only up to an amount of $8,700,000. Ligand is prohibited from pursuing claims under the Merger Agreement against the Registrant common shareholders and from recovering Merger Consideration paid to the Registrant common shareholders. Ligand is prohibited from pursuing claims under the Registrant's representations, warranties and covenants of which it has not given notice prior to their termination. Except for certain representations and warranties relating to matters of the Registrant's ability to validly consummate the merger and tax matters, which survive, respectively, indefinitely and until the expiration of the applicable statute of limitations, the Registrant's representations, warranties and covenants under the Merger Agreement expire on the third anniversary of the Merger Closing.

          In the event that Ligand terminates the Merger Agreement because of a bankruptcy or the Registrant terminates the agreement because it has received a competing proposal that the Registrant's board determines, after consultation with counsel, to recommend to the Registrant's stockholders in order to comply with its fiduciary duty, the Registrant is obligated to pay Ligand a fee equal to $5,000,000 plus five percent of any additional value, over the $67,000,000 contemplated by the Merger Agreement, realized by the Registrant or its stockholders in connection with the consummation of a competing acquisition proposal. Such fee is, in addition, to be increased by any Marathon losses assumed by Ligand in connection with its exercise of its option under the Extension Option Agreement (described below) to extend the term of the Merger Agreement beyond January 31, 1999.

          Ligand is required to maintain the Registrant's existing directors and officers insurance policy in effect for the remainder of its term and, for one year after the expiration of such policy, to use reasonable efforts either to extend such policy or to cause current directors and officers of the Registrant to be covered by directors and officers insurance comparable to that maintained for Ligand's directors. In addition, Ligand is required to

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cause the Surviving Corporation to maintain the Registrant's existing indemnification obligations in effect for the benefit of current and past directors and officers of the Registrant.


          Accord Agreement

          The Accord Agreement provides that the signatories other than the Registrant and STI will accept the amount of Merger Consideration allocated to them in the Merger Agreement as full and complete satisfaction for their specified claims against the Registrant, as follows:

          (1) Boston University, Leon Hirsch, Turi Josefsen, and Gerald and Loretta Cassidy agree to accept the right to receive the Merger Consideration as satisfaction of all claims that they may have with respect to the Registrant's outstanding Series B preferred stock and, at the Merger Closing, to surrender their shares of Series B preferred stock for termination and cancellation.

          (2) Boston University agrees to accept the right to receive the Merger Consideration as satisfaction of all claims that it may have to a cash payment in the amount of $4,600,000 arising from the automatic conversion of the Registrant's outstanding Series C preferred stock that occurred on March 30, 1998 and agrees to surrender immediately prior to the effective time of the merger, without additional compensation, to the Registrant for cancellation the 3,360,625 shares of the Registrant's common stock that it received in connection with the March 30, 1998 conversion of the Registrant's outstanding Series C preferred stock.

          (3) Boston University, Leon Hirsch, Turi Josefsen, Gerald and Loretta Cassidy, and United States Surgical Corporation agree to accept the right to receive the Merger Consideration as satisfaction of all claims that they may have with respect to outstanding warrants for the purchase of the Registrant common stock and, at the Merger Closing, to surrender their warrants for termination and cancellation.

          (4) Boston University agrees to accept the right to receive the Merger Consideration as satisfaction of all claims that it may have for fees and other amounts payable to it under the Service Agreement between Marathon and the Registrant for the period from February 14, 1997, through December 31, 1997.

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
          (5) Marathon agrees to accept the right to receive the Merger Consideration as satisfaction of all claims that it may have for fees and other amounts payable to it under the Service Agreement between Marathon and the Registrant for the period from December 31, 1997, through the Merger Closing.

          (6) United States Surgical Corporation agrees to accept the right to receive the Merger Consideration as satisfaction of all claims that it may have under the July 31, 1997 Evaluation License and Option Agreement between the Registrant and United States Surgical Corporation and, in connection therewith, agrees to the termination of such agreement as of the Merger Closing.

          (7) Reed Prior, Jean Nichols, Elizabeth Chen and Robert Crane agree to accept the right to receive the Merger Consideration as satisfaction of all claims that they may have under their respective employment agreements to receive asset value realization bonus payments in connection with the merger transaction. In addition, they agree to accept the right to receive the Merger Consideration as satisfaction of all claims that they may have under non-qualified stock options granted to them by the Registrant and, at the Merger Closing, to surrender their non-qualified stock options for termination and cancellation.

          (8) Lehman Brothers Inc. and Shoreline Pacific agreed to accept the right to receive the Merger Consideration as satisfaction of all claims that they may have to fees in respect of the merger transaction.

Each of the parties to the Accord Agreement that is allocated Merger Consideration under the Merger Agreement is referred to herein as a "Third Party." The Registrant covenants not to alter the terms of the Merger Agreement relating to the allocation of Merger Consideration or otherwise adversely affecting the rights of any Third Party without the written consent of all of the Third Parties.

          Each of the Third Parties releases the Registrant and STI and their current and past directors, officers, employees, agents, representatives, successors and assigns from any and all claims relating to any act, omission or circumstance through the date of the Accord Agreement. The release will not, however, extend to claims under the Merger Agreement or the Accord Agreement, to claims for directors' or officers' indemnification, or to claims for unpaid salary, reimbursable business expenses, employee benefits, or the like. The release becomes effective only upon the Merger Closing.

          The Accord Agreement will terminate only upon the termination of the Merger Agreement.

          Until the termination of the Accord Agreement, each of the parties thereto agrees to forbear from exercising any right or remedy that is the subject of the Accord Agreement or any stock option or warrant that any such party may hold.

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
          Each of the parties to the Accord Agreement gives certain representations and warranties regarding its right and authority to enter into the Accord Agreement.

          Marathon and the other affiliates of Boston University that are parties to the Marathon Purchase Agreement (the "BU Parties") represent and warrant that each of the representations and warranties made by the BU Parties in the Marathon Purchase Agreement are true and correct and agree to comply with the terms of the Marathon Purchase Agreement through the date of the Merger Closing.

          Each of the Third Parties other than Lehman Brothers Inc. and Shoreline Pacific agree to indemnify the BU Parties against claims made against them pursuant to certain representations and warranties made by the BU Parties in the Marathon Purchase Agreement through the Merger Closing, but only to the extent such claims arise as a result of or relate to matters not known to Kenneth G. Condon or other officers of Boston University or its subsidiaries other than Marathon, up to $1,000,000 in the aggregate.


          Marathon Purchase Agreement

          Under the Marathon Purchase Agreement, Ligand has an option to purchase Marathon's assets after the Merger Closing, and is obligated to do so on January 31, 1999, unless the merger has not closed, in which case either the Registrant and Ligand may extend the closing date subject to certain conditions, as described below in the summary of the Extension Option Agreement. Upon the closing of the purchase of Marathon's assets by Ligand (the "Marathon Closing"), Ligand will purchase substantially all of Marathon's assets other than cash and assume certain limited liabilities.

          In consideration for Marathon's grant to Ligand of the option to consummate the Marathon Closing prior to January 31, 1999, Ligand agrees to pay Marathon $3,000,000 in cash or Ligand common stock, at Ligand's option, if and when the Milestone Consideration is paid under the Merger Agreement. Upon the Marathon Closing, Ligand agrees to pay Marathon an additional $5,000,000 in cash or Ligand common stock. Any stock delivered as part of such consideration will be valued on a trailing average market price for the ten trading days prior to issuance.

          The BU Parties provide certain representations and warranties regarding Marathon's business, financial condition, and assets. In general, representations and warranties by Marathon are given as of the date of the Marathon Purchase Agreement and as of the date of the Merger Closing. Certain limited representations and warranties also are given by Marathon as of the date of the Marathon Closing.

          A number of covenants apply to Marathon's conduct of its business between the date of the Marathon Purchase Agreement and the Marathon Closing. These covenants require Marathon, among other things, to carry on its business only in the usual and ordinary course and impose restrictions on, among other things, Marathon's ability to dispose of assets, enter into licenses of its intellectual property, satisfy payables otherwise in the ordinary course, or increase employee compensation.

          The Marathon Purchase Agreement may be terminated by either Marathon or Ligand if, among other things, the other party breaches its obligations under the Marathon Purchase Agreement and such breach is not promptly cured, or the other party becomes insolvent or seeks protection under the bankruptcy laws.


          Extension Option Agreement

          The Extension Option Agreement permits either Ligand or the Registrant to extend the term of the Merger Agreement, the Marathon Purchase Agreement and the Service Agreement past January 31, 1999.

          Under the Extension Option Agreement, Ligand will have the first right to extend the term of the agreements for one or more additional sixty-day periods. If, with respect to the initial term or any extension period, Ligand declines to extend the agreements, Ligand's option will terminate. Thereafter, the Registrant will have the sole right to extend the agreements for one or more additional sixty-day periods, subject to the approval of the BU Parties.

          Marathon and the Registrant are obligated to perform their respective obligations under the Service Agreement during any extension period; however, the party that elected to extend the agreements during such period will be responsible for all "Operating Losses" incurred, and will benefit from any "Cash Revenue" generated, by Marathon during such period, as such terms are defined in the Extension Option Agreement, subject to certain limitations.

          The Extension Option Agreement will terminate if, with respect to the expiration of the initial term or an extension period, neither the Registrant nor Ligand elects to extend the Merger Agreement and Marathon Purchase Agreement.


Assignment of Lilly Agreements

          In connection with the execution and delivery of the Merger Agreement, the Registrant, Ligand and Lilly entered into an agreement providing Lilly with the right to assign all of its rights and obligations under the Sales and Distribution Agreement, dated August 3, 1994, as amended, and the Development Agreement, dated August 3, 1994, as amended, both between the Registrant and Lilly, to Ligand (a) upon the consummation of the transactions contemplated by the Merger Agreement or, (b) prior to the consummation of the transactions contemplated by the Merger Agreement, in the event that all authorizations by the appropriate governmental entities necessary for commercial sale of the Registrant's DAB389IL-2 product (including exports) in a jurisdiction, including approval of labeling, price, reimbursement and manufacturing, are obtained, so long as Ligand is in compliance with its obligations to use its best efforts to satisfy the conditions to the Registrant's obligations to consummate the transactions contemplated by the Merger Agreement at the time the relevant governmental authorizations are obtained. In addition, Lilly and the Registrant agreed that the milestone payment required to be made by Lilly to the Registrant under the Sales and Distribution Agreement will be (a) due upon FDA approval of DAB389IL-2, rather than sixty days thereafter, and (b) reduced in amount.

                               * * * * * *

          The summaries set forth above are qualified in their entirety by reference to the documents attached hereto as exhibits. Readers of this report on Form 8-K are advised to refer to such exhibits for complete information regarding the matters addressed herein.


Safe Harbor Information

          Some of the statements contained in this document are forward-looking, including statements relating directly or by implication to the Registrant's products, the prospects of regulatory approval for the Registrant's products, and the Registrant's ability to fund its operations or to consummate the transactions contemplated by the agreements described herein. These statements are based on current expectations and involve a number of uncertainties and risks, including, but not limited to, the Registrant's ability to proceed with successful development, testing, and licensing of its products, the Registrant's ability to continue to fund its operations, and the Registrant's ability to consummate the transactions contemplated by the agreements described herein. For further information, refer to the "Business Outlook" section in the Registrant's Form 10-K as filed with the Securities and Exchange Commission. Actual results may vary materially from such expectations.


ITEM 7.  Exhibits

99.1 The Registrant's joint press release with Ligand Pharmaceuticals Incorporated, dated May 11, 1998 (filed herewith)

99.2 Settlement Agreement, dated as of May 1, 1998, between the Registrant, Seragen Biopharmaceuticals Ltd./Seragen
              Biopharmaceutique Ltee, and the Investor Shareholders named therein (filed herewith)

99.3 Agreement and Plan of Reorganization, dated May 11, 1998, between the Registrant, Ligand Pharmaceuticals Incorporated, and Knight Acquisition Corporation (filed herewith) (1) (2)

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99.4          Accord and Satisfaction Agreement, dated May 11, 1998, between the Registrant, Seragen Technology, Inc., the Third Parties named therein, 520 Commonwealth Avenue Real Estate Corporation, and 660 Corporation (filed herewith)

99.5 Extension Option Agreement, dated May 11, 1998, between the Registrant, Ligand Pharmaceuticals Incorporated, Marathon Biopharmaceuticals LLC, 520 Commonwealth Real Estate Corporation, and 660 Corporation (filed herewith)

99.6 Letter agreement, dated May 11, 1998, between the Registrant, Ligand Pharmaceuticals Incorporated, and Eli Lilly and Company (filed herewith)



(1) Confidential treatment has been requested for portions of this exhibit, which portions have been omitted form the attached exhibit and filed seperately with the Commission.

(2) The schedules referenced in this agreement have not been included because they are either disclosed in the agreement or do not contain information which is material to an investment decision. The Registrant agrees to furnish to the Commission a copy of such schedules upon request.


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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SERAGEN, INC.
                                             (Registrant)




Date: May 14, 1998                           /s/ Reed R. Prior
                                             __________________
                                             Reed R. Prior
                                             Chairman of the Board and
                                             Chief Executive Officer





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